UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2012

TIGER JIUJIANG MINING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-54567	80-05552115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

6/F, No.81 Meishu East Road, Kaohsiung, Taiwan	804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-755-9766

_____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On June 8, 2012, we appointed Michael Forster as a director of the Corporation.

As of the date of this periodic report, our Board of Directors is comprised of Ms. Chang Ya-Ping and Mr. Michael Forster.

Michael Forster - Director

Mr. Forster founded the Company Power-Save Energy and has been its Principal Executive Officer since September, 2006. He served as the President of the Company from September, 2006 to January, 2009 and its Principal Accounting Officer and Principal Financial Officer until January, 2009. Prior to working for the Company, Mr. Forster served as a Director and President of Tabatha V Inc. since October, 2005. He is an experienced entrepreneur in all facets of business. He has organized and executed the start-up of companies, worked under contract in both the private and public company sectors to affect corporate and financial restructuring, and held senior management level positions at a Fortune 500 company. He currently serves as Director of Biopack Environmental Solutions, Inc. (since April 29, 2008). Mr. Forster holds a Bachelor of Science Degree in Aeronautical Engineering from California Polytechnic State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER JIUJIANG MINING, INC.

/s/ “Chang Ya-Ping
Chang Ya-Ping
President, Secretary, CEO and Director

Date: June 8, 2012